UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2004

CAPITAL CORP OF THE WEST (Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-27384 (Commission File Number)	77-0147763 (IRS Employer Identification No.)

550 West Main Street, Merced, California 95340 (Address of Principal Executive Offices) (Zip Code)

(209) 725-2200 (Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSUE

Exhibits:

99.1 Press Release dated April 27, 2004

On April 27, 2004, Capital Corp of the West (Nasdaq: CCOW) announced that its board of directors had declared a $.05 per share second quarter 2004 cash dividend for shareholders of record as of May 5, 2004, payable on May 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West (Registrant)
Dated: April 28, 2004	By	/s/ David A. Curtis David A. Curtis Vice President and Controller